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                                PROMISSORY NOTE


$55,387,505                                            Dated:  November 13, 1998


          FOR VALUE RECEIVED, the undersigned, SMART & FINAL INC., a Delaware corporation ("Borrower"), HEREBY PROMISES TO PAY to the order of CASINO USA, INC., a California corporation ("Lender") the principal sum of Fifty-Five Million Three-Hundred Eighty-Seven Thousand Five-Hundred Five Dollars ($55,387,505).

          The Borrower promises to pay interest on the unpaid principal amount of the Advances (as defined below) from the date hereof until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Loan Agreement (as defined below).

          Both principal and interest are payable in lawful money of the United States of America in same day funds to the Lender in accordance with the provisions of Sections 2 and 3 of the Loan Agreement.

          This Promissory Note is the New Note referred to in, and is entitled to the benefits of, the Loan Agreement dated as of November 13, 1998 (as the same may be amended, supplemented or otherwise modified from time to time, "Loan Agreement") among the Borrower and the Lender. The Loan Agreement, among other things, provides for the consolidation of certain obligations owed by the Borrower to the Lender more particularly described in the Loan Agreement (the "Existing Notes", the"Advances", and the "Structuring Fee") in the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Advances now being evidenced by this Promissory Note, and contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

          This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of California.


                                 SMART & FINAL INC.



                                 By:   /s/ MARTIN A. LYNCH
                                    ---------------------------

                                    Martin A. Lynch
                                    Executive Vice President &
                                    Chief Financial Officer